 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 17, 2021

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082	05-0420589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Enterprise Center, Middletown, RI 02842
(Address of Principal Executive Offices) (Zip Code)

(401) 847-3327
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
The Nasdaq Stock Market LLC
Common Stock, par value $0.01 per share	KVHI	(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders on June 17, 2021, our stockholders voted:

•to elect Cielo Hernandez and Cathy-Ann Martine-Dolecki as Class I directors for a three-year term expiring in 2024;

•to approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

•to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2021.

The final results of such voting, as certified by the independent inspector of election, are set forth below.

Proposal #1 - To elect two nominees as Class I directors for a three year term expiring in 2024. The two nominees with the most votes cast for their election have been elected to the board.

Name of Director Nominee	Number of Votes Cast For	Number of Votes Withheld	Number of Broker Non-Votes
Cielo Hernandez	10,152,970	58,061	169,517
Cathy-Ann Martine-Dolecki	10,156,489	54,542	169,517
John Mutch	5,286,350	14,083	169,517
Eric Singer	3,242,503	2,057,930	169,517

Proposal #2 - To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
11,860,375	3,115,560	535,529	169,517

Proposal #3 - To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2021.

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions
15,626,564	22,752	31,665

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: June 22, 2021	BY:	/s/ Felise Feingold
	Name:	Felise Feingold
	Title:	Senior Vice President, General Counsel, Compliance Officer, Chief Data Privacy Officer, and Secretary